Exhibit 99.1

FlexShopper, Inc. Reports 2019 Fourth Quarter and Full-Year Financial Results;

Record Net Income of $0.6 million and Adjusted EBITDA of $8.3 million for FY 2019

FlexShopper Sets 2020 Guidance

BOCA RATON, Fla., March 2, 2020 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter and year ended December 31, 2019, highlighted by record net income and Adjusted EBITDA.

Results for Quarter Ended December 31, 2019 vs. Quarter Ended December 31, 2018:

•	Net lease revenues and fees increased 23.3% to $21.4 million from $17.3 million.
•	FlexShopper originated 56,391 gross leases, down 15.7% from 65,250.
•	Gross lease originations decreased $3.3 million, a decrease of 13.7%, to $24.1 million from $27.4 million.
•	The average origination value increased to $427 from $420.
•	Net loss of $(1.0) million compared with net loss of $(2.5) million.
•	Net loss attributable to common stockholders of $(1.6) million, or $(0.09) per diluted share, compared to $(3.1) million, or $(0.18) per diluted share.
•	Gross profit increased 13.5% to $7.5 million from $6.7 million.
•	Adjusted EBITDA[1] increased to $1.1 million compared to $(0.8) million.

Results for the Year Ended December 31, 2019 vs. Year Ended December 31, 2018:

•	Net lease revenues and fees increased 44.1% to $85.3 million from $59.2 million.
•	Lease originations increased to 152,122, an increase of 8.7% from 139,934.
•	Gross lease originations increased $10.6 million, an increase of 18.2%, to $68.8 million from $58.2 million.
•	The average origination value increased to $452 versus $416.
•	Net income was $0.6 million compared to a net loss of $(9.5) million.
•	Net loss attributable to common shareholders of $(1.9) million or $(0.11) per diluted share, compared to $(11.9) million, or $(1.39) per diluted share.
•	Gross profit increased 47.1% to $28.6 million from $19.4 million.
•	Adjusted EBITDA[1] increased to $8.3 million compared to $(3.1) million.

¹Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

2019 Highlights and Recent Developments

•	First profitable fiscal year in FlexShopper’s history. With net income of approximately $600,000, fiscal year 2019 was the first profitable year for the Company. Additionally, Adjusted EBITDA of $8.3 million was up $11.4 million from the prior year.

•	Continued strong top line growth. Net revenue and fees increased 44.1% to $85.3 million, driven by origination growth of 8.7% coupled with an increase in average origination value from $416 to $452. During the fourth quarter the Company tightened its underwriting algorithm with the intention of reducing the approval rate of lower-quality leases. This impacted the number of lease approvals while benefiting gross margin and Adjusted EBITDA.

•	B to B to C Channel continued to expand. As of December 31, 2019, FlexShopper’s integrationless, app-based RTO checkout option was available at 1,348 retail partner locations compared with 771 locations at December 31, 2018.

•	Completed warrant exchange subsequent to year-end. As a first step toward simplifying the company’s capital structure, FlexShopper completed a warrant exchange on February 19, 2020, which resulted in the FPAYW ticker delisting from NASDAQ.

Rich House, CEO, stated, “We closed 2019 with record results for FlexShopper, punctuated by the first annual profit in the Company’s history of approximately $600,000. We also continued to grow our top line during the year, although we did make some strategic changes to our origination funnel. As I reported last quarter, we are currently in a position where we can couple continued strong orgination and revenue growth with an emphasis on profitability and return on capital.”

Financial Outlook – Guidance

	Current Guidance	2019 Actual
2020 Gross Lease Originations	> $82.0 million	> $68.8 million
2020 Revenue	> $100.0 million	> $88.8 million
2020 Gross Profit	> $35.0 million	> $28.6 million
2020 Adjusted EBITDA	> $11.0 million	> $8.3 million

Mr. House continued, “We are excited about what lies ahead for FlexShopper as 2020 promises to be an exciting year. Continuing our practice from last year, we are providing guidance which is summarized in the accompanying table. Notably, our outlook for 2020 includes continued solid growth in originations and revenues with an even more significant expansion in profitability.”

The Company’s guidance for Gross Lease Originations, Revenue, Gross Profit and Adjusted EBITDA are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. There can be no assurance the Company will meet these financial projections. See the cautionary information about forward-looking statements in the “Forward-Looking Statements” section of this press release. Additionally, Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition of this measure under “Non-GAAP Measures,” but note that information reconciling forward-looking non-GAAP measures to GAAP measures is not available without unreasonable effort.

Conference Call Details

Date:	Tuesday, March 3, 2020
Time:	9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers:	(877) 407-3944
International callers:	(412) 902-0038

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link: https://78449.themediaframe.com/dataconf/productusers/fpay/mediaframe/35941/indexl.html. An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December 31,		For the twelve months ended December 31,
	2019	2018	2019	2018

Revenues:
Lease revenues and fees, net	$21,378,164	$17,343,495	$85,331,360	$59,219,472
Lease merchandise sold	1,083,653	677,152	3,458,529	2,269,708
Total revenues	22,461,817	18,020,647	88,789,889	61,489,180

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	14,152,683	10,954,365	57,939,899	40,639,232
Cost of lease merchandise sold	760,792	415,849	2,282,036	1,423,526
Marketing	1,618,065	3,021,303	3,649,292	7,046,812
Salaries and benefits	2,484,537	2,398,012	8,469,334	8,796,011
Operating expenses	3,188,853	2,598,135	11,345,091	8,761,815
Total costs and expenses	22,204,930	19,387,664	83,685,652	66,667,396

Operating income/(loss)	256,887	(1,367,017)	5,104,237	(5,178,216)

Loss on extinguishment of debt	-	-	-	126,622
Interest expense including amortization of debt issuance costs	1,044,651	1,115,592	4,310,422	4,156,424
Income/(loss) before income taxes	(787,764)	(2,482,609)	793,815	(9,461,262)
Provision for income taxes	216,400		216,400
Net income/(loss)	(1,004,164)	(2,482,609)	577,415	(9,461,262)

Dividends on Series 2 Convertible Preferred Shares	609,717	609,168	2,437,884	2,426,840
Net income/(loss) attributable to common shareholders	$(1,613,881)	$(3,091,777)	$(1,860,469)	$(11,888,102)

Basic and diluted (loss) per common share:
Basic and diluted	$(0.09)	$(0.18)	$(0.11)	$(1.39)

WEIGHTED AVERAGE COMMON SHARES:
Basic and diluted	17,704,865	17,579,870	17,672,156	8,574,569

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS:
Cash	$6,868,472	$6,141,210
Accounts receivable, net	8,272,332	6,375,963
Prepaid expenses	672,242	317,160
Lease merchandise, net	31,063,104	32,364,697
Total current assets	46,876,150	45,199,030

PROPERTY AND EQUIPMENT, net	5,260,407	3,336,664

OTHER ASSETS, net	78,335	90,621
	$52,214,892	$48,626,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of loan payable under credit agreement to beneficial shareholder, net of $0 at 2019 and $167,483 at 2018 of unamortized issuance costs	$-	$14,252,717
Accounts payable	4,567,889	8,317,216
Accrued payroll and related taxes	513,267	393,095
Promissory notes to related parties, net of $5,333 at 2019 and $0 at 2018 of unamortized issuance costs, including accrued interest	1,067,740	1,814,771
Accrued expenses	1,372,901	1,335,505
Lease liability - current portion	27,726	-
Total current liabilities	7,549,523	26,113,304

Loan payable under credit agreement to beneficial shareholder, net of $281,138 at 2019 and $164,752 at 2018 of unamortized issuance costs and current portion	28,904,738	14,020,335
Promissory notes to related parties, net of $24,828 at 2019 and $0 at 2018 of unamortized issuance costs and current portion	3,725,172	-
Lease liabilities less current portion	2,067,184	-
Total liabilities	42,246,617	40,133,639

STOCKHOLDERS’ EQUITY
Preferred Stock authorized 500,000 shares, $0.001 par value
Series 1 Convertible Preferred Stock, $0.001 par value - designated 250,000 shares, issued and outstanding 171,191 shares at 2019 and 239,405 shares at 2018 at $5.00 stated value	855,955	1,197,025
Series 2 Convertible Preferred Stock, $0.001 par value - designated 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 17,783,960 shares at 2019 and 17,579,870 shares at 2018	1,779	1,758
Additional paid in capital	35,313,721	34,074,488
Accumulated deficit	(48,155,180)	(48,732,595)
Total stockholders’ equity	9,968,275	8,492,676
	$52,214,892	$48,626,315

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

  For the years ended December 31, 2019 and 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$577,415	$(9,461,262)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation and impairment of lease merchandise	58,253,095	40,639,232
Other depreciation and amortization	2,524,422	2,410,537
Compensation expense related to issuance of stock options and warrants	723,394	133,428
Provision for doubtful accounts	34,838,046	23,239,189
Loss on debt extinguishment	-	126,622
Payment of interest in kind under promissory notes	73,073	64,771
Payment of interest in kind under credit agreement	170,550	248,535
Changes in operating assets and liabilities:
Accounts receivable	(36,734,415)	(25,355,684)
Prepaid expenses and other	(352,710)	6,844
Lease merchandise	(56,951,502)	(51,588,607)
Security deposits	9,210	2,025
Accounts payable	(3,814,098)	827,715
Accrued payroll and related taxes	120,172	(11,251)
Accrued expenses	93,887	557,648
Net cash used in operating activities	(469,461)	(18,160,258)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(2,241,172)	(2,284,876)
Net cash used in investing activities	(2,241,172)	(2,284,876)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payment under finance lease obligation	(2,527)	-
Refund of equity issuance related costs	61,509	-
Proceeds from exercise of warrants	43,875	1,750
Proceeds from exercise of stock options	69,406	-
Proceeds from public offering	-	10,007,500
Equity issuance related costs	-	(1,123,419)
Proceeds from promissory notes, net of fees	3,440,000	3,465,000
Repayment of promissory note	(500,000)	-
Proceeds from loan payable under credit agreement	12,396,078	19,366,359
Repayment of loan payable under credit agreement	(11,815,488)	(9,959,607)
Repayment of installment loan	(11,208)	(11,208)
Debt issuance related costs	(243,750)	(128,946)
Net cash provided by financing activities	3,437,895	21,617,429

INCREASE IN CASH	727,262	1,172,295

CASH, beginning of period	6,141,210	4,968,915

CASH, end of period	$6,868,472	$6,141,210

Supplemental cash flow information:
Interest paid	$3,606,328	$2,806,285
Non-cash financing activities:
Issuance of common stock and warrants to extinguishment debt and accrued interest	-	$2,089,266
Warrants issued for debt issuance costs	-	$523,251
Conversion of preferred stock to common stock	$341,070	-

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three months ended December 31, 2019 and 2018 were as follows:

	Three months ended December 31,
	2019	2018	$ Change	% Change
Adjusted EBITDA:
Net Loss	$(1,004,164)	$(2,482,609)	$1,478,445	-
Provision for income taxes	216,400	-	216,400	-
Amortization of debt costs	94,346	50,089	44,257	88.4
Other amortization and depreciation	550,140	524,628	25,512	4.9
Interest expense, excluding amortization of debt costs	950,305	1,065,503	(115,198)	(10.8)
Stock compensation	149,927	32,403	117,524	362.7
Non-recurring product/infrastructure expense	95,513	-	95,513	-
Adjusted EBITDA	$1,052,467	$(809,986)	$1,862,453	-

Key performance metrics for the twelve months ended December 31, 2019 and 2018 were as follows:

	Twelve months ended December 31,
	2019	2018	$ Change	% Change
Adjusted EBITDA:
Net Loss	$577,415	$(9,461,262)	$10,038,677	-
Provision for income taxes	216,400	-	216,400	-
Amortization of debt costs	324,686	511,085	(186,399)	(36.5)
Other amortization and depreciation	2,199,737	1,914,084	285,653	14.9
Interest expense, excluding amortization of debt costs	3,985,736	3,645,339	340,397	9.3
Loss on debt extinguishment	-	126,622	(126,622)	-
Stock compensation	595,833	133,428	462,405	346.6
Non-recurring product/infrastructure expense	401,896	-	401,896	-
Adjusted EBITDA	$8,301,703	$(3,130,704)	$11,432,407	-

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper
FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s financial guidance for fiscal year 2019. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

Jeremy Hellman

Senior Associate

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.